Exhibit 99.3

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

dated as of

February 12, 2018

among

CRESTVIEW VICTORY, L.P.

RCP LAKE CO-INVEST, L.P.

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I, L.P.

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I (AI), L.P.

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I (CAYMAN), L.P.

VICTORY CAPITAL HOLDINGS, INC.

EMPLOYEE SHAREHOLDERS COMMITTEE

and

CERTAIN OTHER PERSONS NAMED HEREIN

i

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT dated as of February 12, 2018 (this “Agreement”) among Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), Crestview Victory, L.P., a Delaware limited partnership (the “Crestview Aggregator”), RCP Lake Co-Invest, L.P., a Cayman Islands exempted limited partnership, Reverence Capital Partners Opportunities Fund I, L.P., a Delaware limited partnership, Reverence Capital Partners Opportunities Fund I (AI), L.P., a Delaware limited partnership, and Reverence Capital Partners Opportunities Fund I (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, “RCP”), the Employee Shareholders Committee, created under the Employee Shareholders’ Agreement, dated as of the date hereof (such committee, as it may be reconstituted from time to time, the “Employee Shareholders Committee”), and certain other Persons listed on the signature page hereof (the “Management Shareholders”).  “Crestview Aggregator” and “RCP” shall each mean, if such Persons shall have Transferred any of their Company Securities to any of their respective Designated Transferees, such Persons and such Designated Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such entities or persons may be taken at the election of such Persons and such Designated Transferees.

WITNESSETH:

WHEREAS, the Company and the existing shareholders of the Company (the “Existing Shareholders”) entered into that certain Amended and Restated Shareholders’ Agreement, dated as of October 31, 2014 (the “Existing Shareholders’ Agreement”);

WHEREAS, on the date hereof, the Company has closed its IPO (as defined below);

WHEREAS, the parties hereto desire to enter into this Agreement to govern the rights, duties and obligations of the Crestview Aggregator, RCP, the Management Shareholders and the Employee Shareholders Committee following the consummation of the IPO; and

WHEREAS, pursuant to Section 6.08(b) of the Existing Shareholders’ Agreement, Existing Shareholders owning a majority of the outstanding Shares hereby consent to the amendment and restatement of the Existing Shareholders’ Agreement and all Existing Shareholders shall be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01.                          Definitions.  The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Charter” means the certificate of incorporation of the Company, as the same may be amended from time to time.

“Company Equity Plans” means the management equity plans and the outside director equity plan, each as in effect on the date hereof and as may be amended from time to time in accordance therewith.

“Company Securities” means (i) the Shares, (ii) any securities convertible into or exchangeable for Shares, (iii) any other equity interest or equity-linked security issued by the Company, and (iv) any Equity Awards or other rights to acquire Shares or any other equity interest or equity-linked security issued by the Company.

“Crestview Entities” means the Crestview Aggregator, the Crestview Funds and their respective Designated Transferees, other than any such Designated Transferee that receives Shares pursuant to a Distribution in Kind.

“Crestview Funds” means, collectively, Crestview Partners II, L.P., a Delaware limited partnership, Crestview Partners II (FF), L.P., a Delaware limited partnership, Crestview Partners II (TE), L.P., a Delaware limited partnership, Crestview Offshore Holdings II (Cayman), L.P., an exempted limited partnership organized under the laws of the Cayman Islands, Crestview Offshore Holdings II (FF Cayman), L.P., an exempted limited partnership organized under the laws of the Cayman Islands, and Crestview Offshore Holdings II (892 Cayman), L.P., an exempted limited partnership organized under the laws of the Cayman Islands, and any of their respective Designated Transferees.

“Designated Transferee” means:

(i)                                     with respect to any Crestview Entity, (A) any Crestview Fund, (B) any Affiliate or member of any Crestview Entity, (C) any general or limited partner of any Crestview Fund (a “Crestview Partner”), (D) any current or former general partner, limited partner, manager, director, officer or employee of any Crestview Fund or any Crestview Partner (collectively, “Crestview Associates”), (E) any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any Crestview Partner or any Crestview Associate and (F) a trust, corporation, partnership, or other entity substantially all of the economic interests of which are held by or for the benefit of the Crestview Funds, their Affiliates, any Crestview Partners, any Crestview Associates, their spouses or their children (whether by birth or adoption); and

(ii)                                  with respect to any RCP Entity, (A) any RCP Fund, (B) any Affiliate or member of any RCP Entity, (C) any general or limited partner of any RCP Fund (an “RCP Partner”), (D) any current or former general partner, limited partner, manager, director, officer or employee of any RCP Fund or any RCP Partner (collectively, “RCP Associates”), (E) any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any RCP Partner or any RCP Associate and (F) a trust, corporation, partnership, or other entity substantially all of the economic interests of which are held by or for the benefit of the RCP Funds, their Affiliates, any RCP Partners, any RCP Associates, their spouses or their children (whether by birth or adoption).

“Distribution in Kind” means any Transfer by any Crestview Entity or RCP Entity, as applicable, of Shares to any members, stockholders or partners of such Crestview Entity or RCP Entity, as applicable, by means of a distribution in respect of the shares of or equity interests in such Crestview Entity or RCP Entity, as applicable.

“Equity Awards” means any equity awards granted to any Management Shareholder under the Company Equity Plans, including Shares that are subject to specified vesting and forfeiture provisions and options to purchase Shares.  Any Shares that are not subject to vesting and forfeiture provisions, any Shares that have vested and are no longer subject to forfeiture under the applicable award agreement and any Shares acquired pursuant to exercise of such options, shall not, themselves, constitute “Equity Awards” hereunder.

“Individual Shareholder” means a Shareholder that is not an Institutional Investor and who is not a party to the Employee Shareholders’ Agreement.

“Institutional Investors” means the Crestview Entities and the RCP Entities.

“IPO” means the Company’s initial Public Offering pursuant to a prospectus dated as of February 7, 2018.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor forms.

“RCP Entities” means RCP, any RCP Fund and their respective Designated Transferees, other than any such Designated Transferee that receives Shares pursuant to a Distribution in Kind.

“RCP Fund” means any private investment fund raised by Reverence Capital Partners, LLC after the date of this Agreement that is focused on financial services investments, together with its parallel and related investment vehicles.

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Shareholder” means, at any time, any Person (other than the Company) who is then a party to or bound by this Agreement, so long as such Person “beneficially owns” (as such term is defined in Rule 13d-3 of the Securities Exchange Act) any Company Securities.

“Shares” means shares of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), and of Class B common stock of the Company, par value $0.01 per share, and any stock into which such common stock is hereafter converted or changed.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Security, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation, exchange, pledge, encumbrance, distribution, bequest, donation or other transfer or disposition of such Company Security or any legal or beneficial interest in such Company Security, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of, or entering into a binding agreement with respect to, the power (whether exclusive or shared) to vote or direct the voting of such Company Security by proxy, voting agreement or otherwise.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agents	4.02
Agreement	Preamble
Company	Preamble
Confidential Information	4.02
Crestview Aggregator	Preamble
Crestview Associates	1.01
Crestview Partner	1.01
Employee Shareholders Committee	Preamble
Existing Shareholders	Recitals
Existing Shareholders’ Agreement	Recitals

Management Shareholders	Preamble
Other Business	4.01
RCP	Preamble
RCP Associates	1.01
RCP Partner	1.01
Replacement Nominee	2.03(a)

Section 1.02.                          Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Annexes are to Articles, Sections, Exhibits and Annexes to or of this Agreement unless otherwise specified.  All Exhibits and Annexes attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Annex but not otherwise defined therein shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that, with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any statute or regulation are to the statute or regulation as amended, modified or supplemented from time to time and, in the case of statutes, include any rules and regulations promulgated thereunder, and references to any section of any statute or regulation include any successors of such sections.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2.

CORPORATE GOVERNANCE

Section 2.01.                          Composition of the Board.

(a)                                 From and after the date hereof, (i) for so long as the Crestview Entities collectively own at least 20% of the outstanding Shares, the Crestview Aggregator shall have the right to require the Company to nominate and use its best efforts to have three individuals designated by the Crestview Aggregator and reasonably acceptable to the Company elected to the Board, (ii) for so long as the Crestview Entities collectively own at least 10% but less than 20% of the outstanding Shares, the Crestview Aggregator shall have the right to require the Company to nominate and use its best efforts to have two individuals designated by the Crestview Aggregator and reasonably acceptable to the Company elected to the Board, (iii) for so long as the Crestview Entities collectively own at least 5% but less than 10% of the outstanding Shares, (A) the Crestview Aggregator shall have the right to require the Company to nominate and use its best efforts to have one individual designated by the Crestview Aggregator and reasonably acceptable to the Company elected to the Board and (B) the Crestview Aggregator shall have the right to designate one representative to attend and observe all meetings of the Board and any committees thereof, (iv) for so long as RCP owns at least 10% of the outstanding Shares, RCP shall have the right to require the Company to nominate and use its best efforts to have two individuals designated by RCP and reasonably acceptable to the Company elected to the Board, and (v) for so long as RCP owns at least 5% but less than 10% of the outstanding Shares, RCP shall have the right to require the Company to nominate and use its best efforts to have one individual designated by RCP and reasonably acceptable to the Company elected to the Board.

(b)                                 Each Institutional Investor, Individual Shareholder and the Employee Shareholders Committee agrees that, if at any time it is entitled to vote for the election of directors to the Board, it shall, in the case of each Institutional Investor and Individual Shareholder, vote its Shares or, in the case of the Employee Shareholders Committee, vote the Shares it has the authority to vote, or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

Section 2.02.                          Removal.  Each Institutional Investor, Individual Shareholder and the Employee Shareholders Committee agrees that, if at any time it is entitled to vote for the removal of directors from the Board, it shall, in the case of each Institutional Investor and Individual Shareholder, not vote its Shares or, in the case of the Employee Shareholders Committee, not vote the Shares it has the authority to vote, or execute proxies or written consents, as the case may be, in favor of the removal of any director who shall have been designated pursuant to Section 2.01(a) or Section 2.03, unless the Person or Persons entitled to designate or nominate such director pursuant to Section 2.01(a) shall have consented to such removal in writing; provided that, if the Person or Persons entitled to designate any director pursuant to Section 2.01(a) shall request in writing the removal (with or without cause) of such director, each Institutional Investor, Individual Shareholder and the Employee Shareholders Committee shall, in the case of each Institutional Investor and Individual Shareholder, vote all of its Shares or, in the case of the Employee Shareholders Committee, vote the Shares it has the authority to vote, or execute proxies or written consents, as the case may be, in favor of such removal.

Section 2.03.                          Vacancies.  If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a)                                 the Person or Persons entitled under Section 2.01(a) to designate such director, subject to Section 2.01, may designate another individual reasonably acceptable to the Company (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board;

(b)                                 subject to Section 2.01, each Institutional Investor, Individual Shareholder and the Employee Shareholders Committee agrees that if it is then entitled to vote for the election of directors to the Board, it shall, in the case of each Institutional Investor and Individual Shareholder, vote its Shares or, in the case of the Employee Shareholders Committee, vote the Shares it has the authority to vote, or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board; and

(c)                                  the Company will nominate and use its best efforts to have the Replacement Nominee elected to the Board.

Section 2.04.                          Committees.

(a)                                 The Board may create executive, compensation, audit, nominating and such other committees as it may determine.

(b)                                 (A) For so long as the Crestview Aggregator is entitled to designate at least one director pursuant to Section 2.01, one director appointed by the Crestview Aggregator pursuant to Section 2.01 shall be entitled to serve on each such committee; and (B) for so long as RCP is entitled to designate at least one director pursuant to Section 2.01, one director appointed by RCP pursuant to Section 2.01 shall be entitled to serve on each such committee, in each case unless prohibited by law or applicable rules or regulations of any stock exchange on which the Shares are listed and excluding any committee formed to consider a transaction between any of the Crestview Entities or any of the RCP Entities, as applicable, and the Company.

Section 2.05.                          Charter or Bylaw Provisions.

(a)                                 Each Institutional Investor, Individual Shareholder and the Employee Shareholders Committee agrees to, in the case of each Institutional Investor and Individual Shareholder, vote its Shares or, in the case of the Employee Shareholders Committee, vote the Shares it has the authority to vote, or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

(b)                                 The Charter and Bylaws shall provide for (i) the elimination of the liability of each director on the Board to the maximum extent permitted by applicable law, (ii) the indemnification of each director on the Board for acts on behalf of the Company to the maximum extent permitted by applicable law and (iii) the advancement of expenses to each director on the Board in respect of any action, suit or other proceeding relating to the director’s service on the Board to the maximum extent permitted by applicable law.

ARTICLE 3.

TRANSFERS AND COMPLIANCE WITH SECURITIES LAWS

Section 3.01.                          Transfers and Compliance with Securities Laws.  Each Shareholder understands and agrees that the Company Securities issued prior to the date hereof have not been registered under the Securities Act and are restricted securities thereunder.  Notwithstanding anything herein to the contrary, each Shareholder agrees that it shall not Transfer any Company

Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

Section 3.02.                          Registration Rights.  The Shareholders shall comply with, and be entitled to the benefits of, the provisions set forth in Exhibit A hereto governing and providing for, among other matters, registration rights with respect to Registrable Securities (as defined in Exhibit A hereto).

ARTICLE 4.

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01.                          Investment Opportunities and Conflicts of Interest.  The Shareholders expressly acknowledge and agree that (a) the Crestview Entities and the RCP Entities and their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in the same or a similar business as the business conducted by the Company and its Subsidiaries, and in related businesses (an “Other Business”); (b) the Crestview Entities and the RCP Entities or their respective Affiliates have or may develop strategic relationships with businesses that are or may be competitive with the Company or any of its Subsidiaries; (c) none of the Crestview Entities nor the RCP Entities or their respective Affiliates will be prohibited by virtue of their investments in the Company and its Subsidiaries or their services as a director or officer from pursuing and engaging in any such activities; (d) the other Shareholders will not acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Crestview Entities or the RCP Entities or their respective Affiliates; (e) none of the Crestview Entities nor the RCP Entities or their respective Affiliates will be obligated to inform the Company or any of its Subsidiaries of any such opportunity, relationship or investment; (f) the Shareholders expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that any such activity of the Crestview Entities or the RCP Entities or their respective Affiliates breaches any duty owed to any Shareholder, the Company or any of its Subsidiaries, and any rights to assert that any such activity constitutes or gives rise to a conflict of interest by such Persons with respect to the Company or any of its Subsidiaries; and (g) nothing contained herein shall limit, prohibit or restrict any director serving as a member of the Board as a designee of the Crestview Aggregator or RCP, or the board of directors or similar governing body of any of its Subsidiaries, or as a member of any committee thereof, or any representative of any of the Crestview Entities or the RCP Entities or any of their respective Affiliates, from serving as managing member, director, officer or in any similar capacity with respect to any Other Business.

Section 4.02.                          Confidentiality.  Each Shareholder hereby agrees that Confidential Information has been and may be made available to it in connection with such Shareholder’s investment or participation in the Company.  Each Shareholder further agrees that it will not disclose any Confidential Information to any Person, other than (a) to such Shareholder’s Affiliates, equityholders, members, partners, directors, officers, employees, agents, counsel, investment advisers or agents (all such Persons being collectively referred to as “Agents”) in the normal course of the performance of their duties or for the purpose of reporting to such

Shareholder’s equityholders, members or partners the performance of such Shareholder’s investment in the Company, (b) to the extent required by any applicable law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by applicable law)), (c) to any regulatory entity or rating agency in the regular course of such Shareholder’s dealings with such entity or agency, as long as such entity or agency is advised of the confidential nature of such information, (d) to any regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspect of the business of the Shareholder or any Affiliate of such Shareholder, as long as such body is advised of the confidential nature of such information, and (e) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities; provided that (i) such Transfer would not violate the provisions of this Agreement and (ii) the potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company and consistent with the provisions hereof.  As used herein, “Confidential Information” means any information concerning the Company or any of its Subsidiaries or Affiliates or the financial condition, business, operations or prospects of the Company or any of its Subsidiaries or Affiliates in the possession of or furnished to any Shareholder; provided that the term “Confidential Information” shall not include information that (1) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its Agents in violation of this Agreement, (2) is or becomes available to such Shareholder from a source other than the Company or any of its Subsidiaries or Affiliates (provided that such source is not, at the time of such Shareholder’s receipt of the relevant information, to the best of such Shareholder’s knowledge, bound by confidentiality obligations to the Company or another Person restricting the disclosure of such information) or (3) is independently developed by such Shareholder without violating any confidentiality obligation to the Company or any of its Subsidiaries or Affiliates.

Section 4.03.                          Lending Relationship.  Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of any party to this Agreement (or its Affiliates) in its capacity as a lender to the Company or any of its Subsidiaries pursuant to any agreement pursuant to which the Company or any of its Subsidiaries has borrowed money from such party.  Without limiting the generality of the foregoing, no such lender (or its Affiliates), in exercising its (or their) rights as a lender, including making its (or their) decision as to whether to foreclose on any collateral security, shall have any duty to consider (a) its (or their) status as a direct or indirect equityholder of the Company, (b) the interests of the Company or (c) any duty it (or they) may have to any other direct or indirect equityholder of the Company, except as may be required under the applicable loan documents or by applicable law.

ARTICLE 5.

MISCELLANEOUS

Section 5.01.                          Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 5.02.                          Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein.  This Agreement supersedes all prior and contemporaneous agreements and understandings among the parties hereto with respect to the subject matter hereof.

Section 5.03.                          Addresses and Notices.  All notices, requests or other communications to any party hereunder shall be in writing (which may include facsimile transmission) and shall be given, if to the Company, to:

4900 Tiedeman Road

Brooklyn, Ohio 44144

Attention:  Michael Policarpo

Nina Gupta

Telephone:  (216) 898-2552

Facsimile:  (216) 370-9011

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:  David K. Boston

Danielle Scalzo

Telephone:  (212) 728-8625

Facsimile:  (212) 728-8111

if to any Crestview Entity:

c/o Crestview Partners II, L.P.

667 Madison Avenue, 10th Floor

New York, NY 10065

Attention:  Richard M. DeMartini

Alex Binderow

Telephone: (212) 906-0700

Facsimile:  (212) 906-0750

E-mail: rdemartini@crestview.com

abinderow@crestview.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:  Michael Davis

Telephone:  (212) 450-4000

Facsimile:  (212) 701-5800

if to any RCP Entity, to:

Reverence Capital Partners, LLC

477 Madison Avenue, 23rd floor

New York, NY 10022

Attention:             Milton R. Berlinski

Email:                                milton.berlinski@reverencecapital.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Telephone: (212) 403-1000
Facsimile:  (212) 403-2000
Attention:  Nicholas G. Demmo

Email:                           NGDemmo@wlrk.com

and if to any other party hereto, to the address or facsimile number set forth on the signature page hereto or any other address or facsimile number in the United States as such party hereafter may specify for such purpose to the Company.

All such notices, requests and other communications shall be deemed received by the recipient thereof on the date of receipt if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.04.                          Governing Law; Arbitration; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by, and construed under, the laws of the State of Delaware, and all rights and remedies shall be governed by said laws, without regard to conflict of laws principles.

(b)

(i)                                     To the fullest extent permitted by law, the parties hereto agree that any claim, dispute or controversy based on any matter arising out of or in connection with this Agreement or the other agreements or transactions contemplated hereby shall be submitted to and resolved exclusively by arbitration conducted in accordance with this Section 5.04(b).

(ii)                                  Any party may, by delivering a written demand to any other party, submit any such claim, dispute or controversy to binding arbitration conducted in New York City, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 5.04(b), the provisions of this Section 5.04(b) shall control).  Each demand shall briefly set forth the nature of the underlying dispute and the amount, if any, involved.  The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration (provided that, notwithstanding the foregoing, in the case of any arbitration between the Company and/or the Crestview Aggregator or RCP, on the one hand, and one or more Management Shareholders, on the other hand, the arbitration panel may modify such arbitration rules with the prior written approval of the Company, the Crestview Aggregator, RCP and Management Shareholders owning a majority of the Shares owned by the Management Shareholders who are party to such arbitration).

(iii)                               Within ten Business Days after the receipt of a demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration (provided that, notwithstanding the foregoing, in the case of any arbitration between the Company and/or the Crestview Aggregator and/or RCP, on the one hand, and one or more Management Shareholders, on the other hand, the Company and/or the Crestview Aggregator and/or RCP shall designate one arbitrator, and Management Shareholders owning a majority of the Shares owned by the Management Shareholders who are party to such arbitration shall designate one arbitrator).  The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above.

(iv)                              The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel.  The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel.  The arbitration decision shall be final and binding upon all parties to the arbitration.  The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any New York State court sitting in New York City.  To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court.  Notwithstanding Section 5.04(b)(i), any party may seek injunctive relief in any such court.

(c)                                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.05.                          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a holding by a court or other authority, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.06.                          Termination.  This Agreement shall terminate and be of no further force or effect with respect to any Shareholder when such Shareholder ceases to beneficially own any Shares; provided that the provisions of Sections 4.01, 4.02 and 4.03 and this Article 5 shall survive any termination hereof.

Section 5.07.                          Successors, Assigns, Transferees.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Shareholder, other than (a) in connection with a Transfer permitted pursuant to Article 3, (b) any Crestview Entity may assign any of its rights, remedies, obligations or liabilities hereunder to (or exercise any of the foregoing jointly with) any of its Affiliates without the consent of the other parties hereto if each such Affiliate agrees in writing in an instrument substantially in the form of Exhibit B hereto to be bound by the terms of this Agreement as a Shareholder and a Crestview Entity and (c) any RCP Entity may assign any of its rights, remedies, obligations or liabilities hereunder to (or exercise any of the foregoing jointly with) any of its Affiliates without the consent of the other parties hereto if each such Affiliate agrees in writing in an instrument substantially in the form of Exhibit B hereto to be bound by the terms of this Agreement as a Shareholder.

Section 5.08.                          Waivers; Amendments.

(a)                                 Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed, by the party or parties against whom the waiver is to be effective.  Except as expressly set forth herein, no failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)                                 No provision of this Agreement may be amended or otherwise modified except by the prior written consent of Shareholders owning a majority of the outstanding Shares owned by the Shareholders; provided that any amendment that materially and adversely affects any Shareholder in a manner that is disparate from the manner in which it affects other Shareholders shall also require the consent of the Shareholder so affected in addition to the consent required above and provided further that any amendment that materially and adversely affects rights unique to RCP shall require the consent of RCP in addition to the consent required above.  Notwithstanding the foregoing, this Agreement shall be deemed amended from time to time to reflect the addition of a party to this Agreement pursuant to Section 5.07 hereof, and no consent pursuant to this Section 5.08 shall be required in connection with any such amendment.

Section 5.09.                          Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.10.                          Recapitalization, Etc.  In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made, if necessary, with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 5.11.                          Remedies; Specific Performance.  Except as otherwise specifically provided for in this Agreement, (a) the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law and (b) each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.12.                          Further Assurances.  The Company and each Shareholder shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary or desirable under applicable law to consummate the transactions contemplated by this Agreement.

Section 5.13.                          Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.14.                          No Rights to Continued Relationship.  Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Person any right to be retained in any employment, consultant, advisory, director, manager or other such relationship by the Company or any of its Subsidiaries, or to interfere with or to limit in any way the right of the Company or any of its Subsidiaries to terminate such relationship with any such Person at any time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VICTORY CAPITAL HOLDINGS, INC.

By:	/s/ David C. Brown
Name: David C. Brown
Title: Chief Executive Officer

CRESTVIEW VICTORY, L.P.

By:	CRESTVIEW VICTORY GP, LLC,
Its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

[Signature Page to Second A&R Shareholders’ Agreement]

RCP LAKE CO-INVEST, L.P.

By:	RCP Lake Co-Invest GP LLC,
its general partner

By:	Reverence Capital Partners LLC,
its managing member

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Partner

[Signature Page to Second A&R Shareholders’ Agreement]

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I, L.P.

By:	RCP Opp Fund I GP, L.P., its general partner

By:	RCP GenPar LP, its general partner

By:	RCP GenPar HoldCo LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Partner

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I (CAYMAN), L.P.

By:	RCP Opp Fund I GP, L.P., its general partner

By:	RCP GenPar LP, its general partner

By:	RCP GenPar HoldCo LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Partner

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I (AI), L.P.

By:	RCP Opp Fund I GP, L.P., its general partner

By:	RCP GenPar LP, its general partner

By:	RCP GenPar HoldCo LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Partner

[Signature Page to Second A&R Shareholders’ Agreement]

Each Management Shareholder party hereto

[Signature Page to Second A&R Shareholders’ Agreement]

EMPLOYEE SHAREHOLDERS COMMITTEE

/s/ David C. Brown
Name: David C. Brown

/s/ Michael D. Policarpo
Name: Michael D. Policarpo

/s/ Kelly S. Cliff
Name: Kelly S. Cliff

[Signature Page to Second A&R Shareholders’ Agreement]

EXHIBIT A

REGISTRATION RIGHTS

ARTICLE I.

DEFINITIONS

SECTION 1.01.           Defined Terms.

(a)                                 All terms used and not defined herein have the meaning ascribed thereto in the Shareholders’ Agreement to which this Exhibit A is attached.  As used in this Exhibit A, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement, but which information the Company has a bona fide business purpose for not disclosing publicly.

“Company Share Equivalent” means securities exercisable, exchangeable or convertible into Shares.

“Exhibit A” means this Exhibit A to the Shareholders’ Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder pursuant to the terms hereof.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participating Institutional Investor” means, with respect to any Registration, any Institutional Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.

“Pro Rata Institutional Investors Shelf Percentage” means, as of the date that an Initiating Holder delivers a Shelf Notice to the Company pursuant to Section 2.02(a), an amount equal to the fraction (expressed as a percentage) determined by dividing (i) the number of Registrable Securities held by such Initiating Holder (and its Affiliates) requested by such Initiating Holder to be registered on the applicable Shelf Registration Statement as of such date by (ii) the total number of Registrable Securities held as of such date by such Initiating Holder (and its Affiliates).

“Pro Rata Shelf Percentage” means, as of any date, with respect to a Holder, a number of Registrable Securities equal to (i) the number of Registrable Securities held by such Holder as of such date multiplied by (ii) the largest Pro Rata Institutional Investors Shelf Percentage with respect to the Participating Institutional Investor(s) for the applicable Shelf Registration Statement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Shares of Class A Common Stock and any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Shares of such Class A Common Stock by way of conversion (including a voluntary conversion pursuant to the Charter), exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates (if certificated) for them not bearing a legend restricting transfer shall have been delivered by the Company, (iii) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective or (iv) such security ceases to be outstanding. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised options or other Company Share Equivalents at such time exercisable for, convertible into or exchangeable for Shares, to the extent that such Registrable Securities are to be sold pursuant to this Exhibit A, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise) pursuant to a Registration.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement.  The term “Register” shall have a correlative meaning.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Exhibit A filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Shareholders’ Agreement” means the Second Amended and Restated Shareholders’ Agreement, dated as of February 12, 2018, by and among the Company, the Crestview Aggregator, RCP, the Management Shareholders and the Employee Shareholders Committee, as amended, modified or supplemented from time to time.

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company Public Sale	2.03(a)
Demand Company Notice	2.01(d)
Demand Notice	2.01(a)
Demand Party	2.01(a)

Demand Period	2.01(c)
Demand Registration	2.01(a)
Demand Registration Statement	2.01(a)
Demand Suspension	2.01(e)
Initiating Holder	2.02(a)
Initiating Shelf Take-Down Holder	2.02(e)
Institutional Investors Registration Demands	2.11(c)
Long-Form Registration	2.01(a)
Loss or Losses	2.09(a)
Marketed Underwritten Shelf Take-Down	2.02(e)
Marketed Underwritten Shelf Take-Down Notice	2.02(e)
Piggyback Registration	2.03(a)
Register	1.01(a)
Registration Expenses	2.08
Shelf Holder	2.02(c)
Shelf Notice	2.02(a)
Shelf Suspension	2.02(d)
Shelf Take-Down	2.02(e)
Short-Form Registration	2.01(a)
Special Registration	2.12
Underwritten Shelf Take-Down Notice	2.02(e)

SECTION 1.02.           Other Interpretive Provisions.  In this Exhibit A, except as otherwise provided:

(a)                                 A reference to an Article or Section is a reference to an Article or Section of this Exhibit A.

(b)                                 Headings are inserted for convenience only and shall not affect the construction or interpretation of this Exhibit A.

(c)                                  Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(d)                                 Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning, refer to this Exhibit A as a whole and not to any particular Article, Section or clause.  The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(e)                                  A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(f)                                   All determinations to be made by an Institutional Investor hereunder may be made by such Institutional Investor in its sole discretion, and such Institutional Investor may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Exhibit A to be taken by such Institutional Investor, including the giving of consents required hereunder.

ARTICLE II.

REGISTRATION RIGHTS

SECTION 2.01.           Demand Registration.

(a)                                 Demand by an Institutional Investor.  At any time 180 days after the effective date of the IPO, each of Crestview Aggregator or RCP (such Institutional Investor(s), a “Demand Party”) may, subject to Section 2.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short form (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”).  Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Party to be registered and the intended methods of disposition thereof.  Subject to Section 2.11, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) 90 days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (A) the Securities Act and (B) the “blue sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b)                                 Demand Withdrawal.  A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.  Upon delivery of a notice by the Demand Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such Registration shall not be deemed to be a Demand Registration with respect to such Demand Party for purposes of Section 2.11.

(c)                                  Effective Registration.  The Company shall be deemed to have effected a Demand Registration with respect to the applicable Demand Party for purposes of Section 2.11 if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 120 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected for purposes of Section 2.11 if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Demand Party or (iii) there is a Demand Suspension.

(d)                                 Demand Company Notice.  Promptly upon delivery of any Demand Notice (but in no event more than five Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Party), and the Company shall, subject to Section 2.01(g), include in such Demand Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within ten Business Days after the date that such Demand Company Notice has been delivered.  All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.

(e)                                  Delay in Filing; Suspension of Registration.  If the Company shall furnish to the Participating Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by each Institutional Investor, its successors or assigns, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 120 days, in each case, during any 12-month period; provided, further, that in the event of a Demand Suspension, such Demand Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure.  Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Participating Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Participating Holder with respect to its investment in the Company and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Participating Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation.  In the case of a Demand Suspension, the Participating Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above.  The Company shall immediately notify the Participating Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer

Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Participating Holders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Demand Party.

(f)                                   Underwritten Offering.  If a Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and the Company shall have the right to select the managing underwriter or underwriters to administer the offering.  If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Company as part of its Demand Notice, and the Company shall include such information in the Demand Company Notice.

(g)                                  Priority of Securities Registered Pursuant to Demand Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Institutional Investors that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Institutional Investor (provided that any securities thereby allocated to an Institutional Investor that exceed such Institutional Investor’s request shall be reallocated to the remaining requesting Institutional Investor), (ii) second, and only if all the securities referred to in clause (i) have been included in such Registration, shall be allocated pro rata among the Holders (excluding the Institutional Investors) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (iii) third, and only if all the securities referred to in clause (ii) have been included in such Registration, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect, and (iv) fourth, and only if all of the securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

SECTION 2.02.           Shelf Registration.

(a)                                 Filing.  Subject to the right to deliver a Shelf Notice in the manner contemplated by the first proviso below, at any time after the first anniversary of the date hereof, each of the Crestview Aggregator and RCP (such Institutional Investor(s), the “Initiating Holder”) may, subject to Section 2.11, make a written request (a “Shelf Notice”) to the

Company to file a Shelf Registration Statement, which Shelf Notice shall specify whether such Registration shall be a Long-Form Registration or, if the Company qualifies to use such short form, a Short-Form Registration, the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof.  Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within (i) 90 days in the case of a request for a Long-Form Registration or (ii) 30 days in the case of a request for a Short-Form Registration, in each case, following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initiating Holder and, to the extent requested under Section 2.02(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 2.02) and set forth in the Shelf Registration Statement.  If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b)                                 Continued Effectiveness.  The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.02(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which each of the Shelf Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and (iii) such shorter period as the Institutional Investors with respect to such Shelf Registration shall agree in writing.

(c)                                  Company Notices.  Promptly upon delivery of any Shelf Notice pursuant to Section 2.02(a) (but in no event more than five Business Days thereafter), the Company shall deliver a written notice of such Shelf Notice to all Holders (other than the Initiating Holder) and the Company shall include in such Shelf Registration all such Registrable Securities of such other Holders which the Company has received a written request for inclusion therein within five Business Days after such written notice is delivered to such other Holders (each such Holder delivering such a request, together with the Initiating Holder, a “Shelf Holder”); provided that the Company shall not include in such Shelf Registration Registrable Securities of any Holder (other than an Institutional Investor) in an amount in excess of such Holder’s Pro Rata Shelf Percentage.

(d)                                 Suspension of Registration.  If the Company shall furnish to the Shelf Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the continued use of a Shelf Registration Statement filed pursuant to Section 2.02(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by each Institutional Investor, its successors or assigns, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided, further, that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure.  Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Shelf Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation.  In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above.  The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Initiating Holder.

(e)                                  Shelf Take-Downs.

i.                                          An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by an Institutional Investor (an “Initiating Shelf Take-Down Holder”).  Except as set forth in Section 2.02(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

ii.                                       Subject to Section 2.11, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable.  The Company shall have the right to select the managing underwriter or underwriters to administer such offering subject to the consent of such Initiating Shelf Take-Down Holder (not to be unreasonably withheld, delayed or conditioned).  The provisions of Section 2.01(g) shall apply to any Underwritten Offering pursuant to this Section 2.02(e), mutatis mutandis.

iii.                                    If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within three (3) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered.

SECTION 2.03.           Piggyback Registration.

(a)                                 Participation.  If the Company at any time proposes to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 2.01 or 2.02 or otherwise limit the applicability thereof, (ii) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans or (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the Shares into which such notes may be converted or exchanged) (a “Company Public Sale”), then, (A) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Institutional Investors, and such notice shall offer each Institutional Investor the opportunity to Register under such Registration Statement such number of Registrable Securities as such Institutional Investor may request in writing delivered to the Company within ten days of delivery of such written notice by the Company, and (B) subject to Section 2.03(c), as soon as practicable after the expiration of such ten-day period (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders (other than the Institutional Investors), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing within ten days of delivery of such written notice by the Company.  Subject to Sections 2.03(b) and (c), the Company shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), without prejudice, however, to the rights of the Institutional Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (2) in the case of a determination to delay Registering, in the absence of a request by the Institutional Investor(s) to request that such Registration be effected as a Demand Registration under Section 2.01, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration.  If the offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters (which, in the case of any Piggyback Registration, shall be selected by the Company) so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Section 2.03(b) and (c).  If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b) and (c).  Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b)                                 Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 2.07) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Institutional Investors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Institutional Investor (provided that any securities thereby allocated to an Institutional Investor that exceed such Institutional Investor’s request shall be reallocated to the remaining requesting Institutional Investor), (iii) third, only if all the securities referred to in clause (ii) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holders (excluding the Institutional Investors) that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

(c)                                  Restrictions on Non-Institutional Investor Holders.  Notwithstanding any provisions contained herein, Holders other than the Institutional Investors shall not be able to exercise the right to a Piggyback Registration unless at least one Institutional Investor exercises its rights with respect to such Piggyback Registration.

(d)                                 No Effect on Demand Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or 2.02 or shall relieve the Company of its obligations under Section 2.01 or 2.02.

SECTION 2.04.           Lock-Up Periods.

(a)                                 Lock-Up Periods for Holders.  In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, each of the Holders agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering (and, with respect to a Company Public Sale other than the IPO, if and only if the Crestview Aggregator, or its successors or assigns, agrees to such request), not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares (including Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before and ending 180 days (in the event of the IPO) or 90 days (in the event of any other Company Public Sale) (or, in each case, such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such Company Public Sale, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided that no Holder shall be subject to any such lock-up period of longer duration than that applicable to any Institutional Investor or any director or executive officer who holds Registrable Securities.  If requested by the managing underwriter or underwriters of any such Company Public Sale (and, with respect to any such Company Public Sale other than the IPO, if and only if each Institutional Investor agrees to such request), the Holders shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

(b)                                 Lock-Up Period for the Company and Others.  In the case of an offering of Registrable Securities pursuant to Section 2.01 or 2.02 that is a Marketed Underwritten Offering, the Company and each of the Holders agree, if requested by a Participating Institutional Investor or the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares (including Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before, and ending 90 days (or such other period as may be reasonably requested by a Participating Institutional Investor or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the date of the underwriting agreement entered into in connection with such Marketed Underwritten Offering, to the extent timely notified in writing by a Participating Institutional Investor or the managing underwriter or underwriters, as the case may be; provided that no Holder shall be subject to any such lock-up period of longer duration than that applicable to any Participating Institutional Investor.  Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.  The Company agrees to use its reasonable best efforts to obtain from each of its directors and officers and each other holder of restricted securities of the Company, which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted.  Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company or any of its Subsidiaries grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company shall, and shall cause its Subsidiaries to, provide that the agreement with respect thereto shall include such Person’s agreement to comply with any lock-up period required by this Section as if it were a Holder hereunder.  If requested by the managing underwriter or underwriters of any such Marketed Underwritten Offering, the Holders shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

SECTION 2.05.           Registration Procedures.

(a)                                 In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

i.                                          prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Institutional Investors, if any, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters and the Participating Institutional Investors and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Institutional Investor or the underwriters, if any, shall reasonably object;

ii.                                       as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

iii.                                    prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be necessary to comply with the Securities Act or as (x) reasonably requested by any Participating Institutional Investor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Exhibit A, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

iv.                                   promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information (provided that such notice to the Participating Holders shall be deemed given upon a notice to a representative to be designated by the Participating Holders, which shall be the Crestview Aggregator so long as the Crestview Aggregator is a Participating Holder), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects; provided by a notice to a representative to be designated by the Participating Holders, which shall be the Crestview Aggregator so long as the Crestview Aggregator is a Participating Holder, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

v.                                      promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

vi.                                   use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

vii.                                promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Institutional Investor(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

viii.                             furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

ix.                                   deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

x.                                      on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

xi.                                   cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (if certificated) representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

xii.                                use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

xiii.                             not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

xiv.                            make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

xv.                               enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Institutional Investor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

xvi.                            obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Participating Holders holding a majority of the Registrable Securities included in the Registration, or underwriters, as the case may be, and their respective counsel;

xvii.                         in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

xviii.                      cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

xix.                            use its reasonable best efforts to comply with all applicable securities laws and make available to its securityholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

xx.                               provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

xxi.                            use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Shares are then quoted;

xxii.                         make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Institutional Investor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Institutional Investor(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees, and use reasonable best efforts to cause the independent public accountants who have certified its financial statements, to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

xxiii.                      in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)                                 The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing.  Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Exhibit A.

(c)                                  Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.05(a)(iv)(C), (D), or (E) or Section 2.05(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.05(a)(iv)(C) or (E) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects.  If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice.  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.06.           Underwritten Offerings.

(a)                                 Demand and Shelf Registrations.  If requested by the underwriters for any Underwritten Offering requested by any Participating Institutional Investor pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Institutional Investor and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09.  Each Participating Institutional Investor shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof.  The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders.  Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such

Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(b)                                 Piggyback Registrations.  If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Sections 2.03(b) and (c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration.  The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders.  Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(c)                                  Participation in Underwritten Registrations.  Subject to the provisions of Sections 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)                                 Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Participating Holders holding a majority of the Registrable Securities included in the Registration.  In the case of an Underwritten

Offering under Section 2.03, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Company.

SECTION 2.07.           No Inconsistent Agreements; Additional Rights.  The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of each Institutional Investor, any agreement with respect to its securities that is inconsistent with the rights granted to the Institutional Investors by this Exhibit A, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 2.03(a)(ii) through (iv)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that are exercisable prior to such time as the Institutional Investors can first exercise their rights under Section 2.01 or Section 2.02.

SECTION 2.08.           Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Exhibit A shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of the FINRA rules (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel and one accounting firm as selected by the holders of a majority of the Registrable Securities included in such Registration, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiii) any other fees and disbursements customarily paid by the issuers of securities.  All such expenses are referred to herein as “Registration Expenses.”  The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.09.           Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, managers, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and, collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Securities Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, managers, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such

Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)                                 Indemnification by the Participating Holders.  Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, managers, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, Issuer Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein.  In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification under this Section 2.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, and/or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.  In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.09(b).  If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d).

(e)                                  No Exclusivity.  The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f)                                   Survival.  The indemnities provided in this Section 2.09 shall survive the transfer of any Registrable Securities by such Holder.

SECTION 2.10.           Rules 144 and 144A and Regulation S.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of an Institutional Investor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Institutional Investor may reasonably request, all to the extent required from time to time to enable the Holders, following the IPO, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.11.           Limitation on Registrations and Underwritten Offerings.

(a)                                 Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to effect any Demand Registration or any Marketed Underwritten Shelf Take-Down after the Company has effected such number of Demand Registrations and/or Marketed Underwritten Shelf Take-Downs at the

request of an Institutional Investor or its Affiliates equal to the number of Institutional Investors Registration Demands.

(b)                                 Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to (i) effect more than one Marketed Underwritten Offering in any consecutive 120-day period or (ii) effect any Underwritten Offering unless the Institutional Investor initiating such Underwritten Offering proposes to sell Registrable Securities in such Underwritten Offering having a reasonably anticipated gross aggregate price (before deduction of underwriter commissions and offering expenses) of at least $25,000,000 or 100% of the Registrable Securities then held by such Institutional Investor (if the value of such Registrable Securities is reasonably anticipated to have a gross aggregate price of less than $25,000,000).

(c)                                  For purposes of this Exhibit A, “Institutional Investors Registration Demands” means (i) five, for the Crestview Aggregator, and (ii) three, for RCP; provided, however, that with respect to Registrations pursuant to Section 2.02(a), if the Company is eligible to file a Short Form Registration, such Short Form Registrations shall be limited to four (4) in the aggregate per 12-month period, but shall not count as an Institutional Investors Registration Demand for purposes of Section 2.11(a).

SECTION 2.12.           Clear Market.  With respect to any Underwritten Offerings of Registrable Securities by an Institutional Investor, the Company agrees not to effect (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by another Institutional Investor of any of its rights under Section 2.01 or Section 2.02) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by an Institutional Investor of any of its rights under Section 2.01 or Section 2.02) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such Underwritten Offering.  “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

SECTION 2.13.           In-Kind Distributions.  If any Holder seeks to effectuate an in-kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Shares without restrictive legends, to the extent no longer applicable).

ARTICLE III.

MISCELLANEOUS

SECTION 3.01.           Term.  The provisions of this Exhibit A shall terminate with respect to any Holder (a) for those Holders that beneficially own less than 2% of the Company’s outstanding Shares, if all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144, (b) as to any Holder, if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom or (c) with respect to any Management Shareholder, on the date on which such Management Shareholder ceases to be an employee of the Company or its Subsidiaries.  Notwithstanding the foregoing, the provisions of Sections 2.09, 2.10 and 2.13 and all of this Section 3.01 shall survive any such termination.

EXHIBIT B

JOINDER TO SECOND AMENDED AND RESTATED SHAREHOLDERS’
AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Second Amended and Restated Shareholders’ Agreement dated as of February 12, 2018 (the “Shareholders’ Agreement”) among Victory Capital Holdings, Inc., Crestview Victory, L.P., RCP Lake Co-Invest, L.P., RCP Opportunities Fund I, L.P., RCP Opportunities Fund I (AI), L.P., RCP Opportunities Fund I (Cayman), L.P., certain other Persons named therein and the Employee Shareholders Committee, as the same may be amended from time to time.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement from and after the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if the Joining Party had executed the Shareholders’ Agreement, and the Company hereby acknowledges the Joining Party as a “Shareholder” under the Shareholders’ Agreement.  As of the date hereof, the Joining Party hereby ratifies and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:
[ ]
[ ]
Fax: [ ]

Acknowledged and agreed:

VICTORY CAPITAL HOLDINGS, INC.

By:
Name:
Title:

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